                                                                  EXHIBIT (A)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                            DAKA INTERNATIONAL, INC.

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.01 per share, of DAKA International, Inc. (the "Shares") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary at or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by telegram, facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

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
               BY MAIL:                       BY FACSIMILE TRANSMISSION:            BY HAND OR OVERNIGHT COURIER:
     Tender & Exchange Department          (For Eligible Institutions Only)          Tender & Exchange Department
            P.O. Box 11248                          (212) 815-6213                        101 Barclay Street
        Church Street Station                                                         Receive and Deliver Window
    New York, New York 10286-1248           FOR INFORMATION BY TELEPHONE:              New York, New York 10286
                                                    (800) 507-9357
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER
THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Compass Holdings, Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Compass Group PLC, a public limited company incorporated in England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 29, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer, check one box:
[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company
Account Number
Dated:                                                                    , 1997
Name(s) of Record Holder(s):

                              Please Type or Print

Address(es)

                                                                        Zip Code

Area Code and Telephone Number:

Signature(s)

Dated:                                                                    , 1997

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other required documents, will be received by the Depositary at one of its addresses set forth above within three
(3) Nasdaq Stock Market trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

                                                                        Zip Code

Area Code and Telephone Number:

                              Authorized Signature

Name:
                                 Please Type or Print

Title:

Dated:                                                                    , 1997

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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